Exhibit 99.1

PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact

Ashley Paula

Waggener Edstrom

+1-415-547-7024

apaula@waggeneredstrom.com

USA Investor Contact

Gwyn Lauber

Mellanox Technologies

+1-408-916-0012

gwyn@mellanox.com

Israel Investor Contact

Nava Ladin

Gelbart Kahana Investor Relations

+972-3-6074717

nava@gk-biz.com

Mellanox Technologies, Ltd. Announces First Quarter 2014 Financial Results

19 Percent Year-over-Year First Quarter Revenue Growth

Record Ethernet Revenue

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — April 24, 2014 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of end-to-end connectivity solutions for servers and storage systems, today announced financial results for its first quarter 2014, ended March 31, 2014.

First Quarter 2014 Highlights

•                  Revenues were $98.7 million.

•                  GAAP gross margins were 65.7 percent.

•                  Non-GAAP gross margins were 68.6 percent.

•                  GAAP operating loss was $10.9 million.

•                  Non-GAAP operating income was $4.9 million.

•                  GAAP net loss was $11.4 million.

•                  Non-GAAP net income was $4.5 million.

•                  GAAP net loss per diluted share was $0.26.

•                  Non-GAAP net income per diluted share was $0.10.

•                  $10.5 million in cash was provided by operating activities.

•                  Cash and investments totaled $340.1 million at March 31, 2014.

Financial Results

In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $98.7 million for the first quarter of 2014, down 6.5 percent from $105.5 million in the fourth quarter of 2013, and up 18.8 percent from $83.1 million in the first quarter of 2013.

GAAP gross margins in the first quarter of 2014 were 65.7 percent, compared with 64.9 percent in the fourth quarter of 2013 and 65.2 percent in the first quarter of 2013.

Non-GAAP gross margins in the first quarter of 2014 were 68.6 percent, compared with 68.5 percent in the fourth quarter of 2013 and 68.1 percent in the first quarter of 2013.

GAAP net loss in the first quarter of 2014 was $11.4 million, or $0.26 per diluted share, compared with GAAP net loss of $7.3 million, or $0.17 per diluted share in the fourth quarter of 2013 and GAAP net loss of $8.5 million or $0.20 per diluted share in the first quarter of 2013.

Non-GAAP net income in the first quarter of 2014 was $4.5 million, or $0.10 per diluted share, compared with $9.7 million, or $0.21 per diluted share in the fourth quarter of 2013, and $4.3 million, or $0.10 per diluted share in the first quarter of 2013. The first quarter 2014 non-GAAP net income excludes $11.6 million of share-based compensation expense compared to $11.7 million in the fourth quarter of 2013, and $10.4 million in the first quarter of 2013. The first quarter 2014 non-GAAP net income also excludes amortization expenses of acquired intangible assets of $3.5 million, and $0.7 million of charges associated with the acquisition of Kotura, Inc. and IPtronics A/S, compared to amortization expenses of acquired intangible assets of $4.4 million and acquisition related charges of $0.9 million in the fourth quarter of 2013, and compared to $2.4 million of amortization expense of acquired intangibles assets in the first quarter of 2013.

Total cash and investments at March 31, 2014 were $340.1 million compared to $330.2 million at December 31, 2013. The company generated $10.5 million in cash from operating activities in the first quarter of 2014.

“Our first quarter results are a significant achievement given the pause in the HPC market ahead of its refresh cycle and the lower than expected revenues from one of our largest customers,” said Eyal Waldman, president and CEO of Mellanox Technologies. “We continue to see growth in data, the number of devices generating and consuming data, and the number of applications and users utilizing data.  This growth drives the need for faster and better interconnects, fulfilled today by our 56 Gb/s and, in the future, by our 100 Gb/s solutions for which we already see demand.  We believe that we will grow year-over-year in 2014 with our growth accelerating in the second half of the year.”

Recent Mellanox Press Release Highlights

•                  April 16, 2014 - Mellanox Collaborates with Dell to Optimize Computational Performance for Applications

•                  April 15, 2014 - Mellanox Delivers InfiniBand and Ethernet CloudX Interconnect Cloud Solution at National Computational Infrastructure

•                  April 3, 2014 -Mellanox’s InfiniBand, 10Gb/s and 40Gb/s Ethernet Solutions are Cloudera 5 Certified

•                  March 10, 2014 - Mellanox Announces LinkX the Most Comprehensive Product Family of Cables and Transceivers for Data Center Infrastructures

•                  March 10, 2014 - Mellanox Showcases 100 Gigabit QSFP Solutions

•                  March 3, 2014 - Mellanox and the University of Cambridge Collaborate to Develop Computing Platform for the Square Kilometer Array (SKA) Project

•                  February 18, 2014 - Mellanox Introduces CloudX Platform to Enable Companies to Build the Most Efficient Public, Private and Hybrid Clouds

•                  February 10, 2014 - Mellanox 10 and 40 Gigabit Ethernet NICs Support Microsoft Open Compute Project (OCP) Cloud Server Specification

•                  February 4, 2014 - Mellanox Releases Ethernet Switch Application Programing Interface (API) to the Community as Part of The Open Ethernet Initiative

•                  February 3, 2014 - Mellanox Announces Launch of Mellanox Capital

Conference Calls

Mellanox will broadcast its first quarter 2014 financial results conference call today at 2 p.m. Pacific Time to discuss the company’s financial results. To listen to the call, dial +1-785-424-1826 approximately 10 minutes prior to the start time.

The Mellanox financial results conference call will be available via live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the webcast 15 minutes prior to the start of the call to download and install any necessary audio software. Replay of the webcast will also be available on the Mellanox website.

About Mellanox

Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software, cables and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at www.mellanox.com.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expense and acquisition related expense. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangibles and acquisition related expense because it enhances investors’ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations.  Further, management believes certain non-cash charges such as share-based compensation and amortization of acquired intangibles do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section on our website.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, including statements related to the technologies we acquired in 2013, trends in the market for our solutions and services and opportunities for our company in 2014 and beyond. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, and our ability to protect our intellectual property rights. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our form 10-Q filed with the SEC on November 1, 2013, and our form 10-K filed with the SEC on February 28, 2014. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2014	2013

Total revenues	$98,705	$83,080
Cost of revenues	33,819	28,948
Gross profit	64,886	54,132
Operating expenses:
Research and development	48,337	38,149
Sales and marketing	19,279	16,414
General and administrative	8,215	7,485
Total operating expenses	75,831	62,048
Loss from operations	(10,945)	(7,916)
Other income, net	234	213
Loss before taxes	(10,711)	(7,703)
Provision for taxes on income	(654)	(754)
Net loss	$(11,365)	$(8,457)
Net loss per share — basic	$(0.26)	$(0.20)
Net loss per share — diluted	$(0.26)	$(0.20)
Shares used in computing loss per share:
Basic	44,276	42,901
Diluted	44,276	42,901

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, percentages, unaudited)

	Three Months Ended
	March 31,
	2014	2013

Reconciliation of GAAP net loss to non-GAAP net income:
GAAP net loss	$(11,365)	$(8,457)
Adjustments:
Share-based compensation expense:
Cost of revenues	522	464
Research and development	6,678	5,808
Sales and marketing	2,433	2,124
General and administrative	2,005	1,979
Total share-based compensation expense	11,638	10,375
Amortization of acquired intangibles:
Cost of revenues	2,243	1,957
Research and development	195	—
Sales and marketing	1,039	439
Total amortization of acquired intangibles	3,477	2,396
Acquisition related charges:
Cost of revenues	84	—
Research and development	398	—
Sales and marketing	238	—
Total acquisition related charges	720	—
Non-GAAP net income	$4,470	$4,314

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$98,705	$83,080
GAAP gross profit	64,886	54,132
GAAP gross margin	65.7%	65.2%
Share-based compensation expense	522	464
Amortization expense of acquired intangibles	2,243	1,957
Acquisition related charges	84	—
Non-GAAP gross profit	$67,735	$56,553
Non-GAAP gross margin	68.6%	68.1%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$75,831	$62,048
Share-based compensation expense	(11,116)	(9,911)
Amortization expense of acquired intangibles	(1,234)	(439)
Acquisition related charges	(636)	—
Non-GAAP operating expenses	$62,845	$51,698

Reconciliation of GAAP loss from operations to non-GAAP income:
GAAP loss from operations	$(10,945)	$(7,916)
Share-based compensation expense	11,638	10,375
Amortization expense of acquired intangibles	3,477	2,396
Acquisition related charges	720	—
Non-GAAP income from operations	$4,890	$4,855

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2014	2013

Shares used in computing GAAP diluted earnings per share	44,276	42,901
Adjustments:
Effect of dilutive securities under GAAP*	—	—
Total options vested and exercisable	1,910	1,902
Shares used in computing non-GAAP diluted earnings per share	46,186	44,803

GAAP diluted net loss per share	$(0.26)	$(0.20)
Adjustments:
Share-based compensation expense	0.26	0.24
Amortization expense of acquired intangibles	0.08	0.06
Acquisition related charges	0.02	0.00
Non-GAAP diluted net income per share	$0.10	$0.10

* This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential ordinary shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$48,014	$63,164
Short-term investments	288,466	263,528
Accounts receivable, net	65,094	70,566
Inventories	38,766	35,963
Deferred taxes and other current assets	18,498	17,581
Total current assets	458,838	450,802
Property and equipment, net	70,405	70,815
Severance assets	10,422	10,630
Intangible assets, net	50,780	54,362
Goodwill	199,558	199,558
Deferred taxes and other long-term assets	21,997	20,613
Total assets	$812,000	$806,780

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,608	$29,964
Accrued liabilities	54,970	52,588
Deferred revenue	14,006	15,849
Capital lease liabilities, current	1,243	1,245
Total current liabilities	98,827	99,646
Accrued severance	13,249	13,418
Deferred revenue	9,019	9,045
Capital lease liabilities	1,318	1,600
Other long-term liabilities	17,355	17,091
Total liabilities	139,768	140,800
Shareholders’ equity:
Ordinary shares	188	185
Additional paid-in capital	569,129	550,795
Accumulated other comprehensive income	670	1,390
Retained earnings	102,245	113,610
Total shareholders’ equity	672,232	665,980
Total liabilities and shareholders’ equity	$812,000	$806,780

Mellanox Technologies, Ltd.

Condensed Consolidated Statement of Cash Flows

(in thousands, unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(11,365)	$(8,457)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,999	7,350
Deferred income taxes	124	(1,051)
Share-based compensation	11,638	10,375
Gain on investments	(416)	(223)
Excess tax benefit from share-based compensation	—	(932)
Changes in assets and liabilities:
Accounts receivable, net	5,472	(629)
Inventories	(3,064)	(2,866)
Prepaid expenses and other assets	(1,531)	(178)
Accounts payable	(1,287)	(6,898)
Accrued liabilities and other payables	940	(3,095)
Net cash provided by (used in) operating activities	10,510	(6,604)

Cash flows from investing activities:
Purchase of severance-related insurance policies	(205)	(186)
Purchases of short-term investments	(87,500)	(55,176)
Proceeds from sales of short-term investments	48,506	60,618
Proceeds from maturities of short-term investments	14,480	27,497
Increase in restricted cash deposit	(103)	—
Purchase of property and equipment	(5,815)	(13,941)
Purchase of intangible assets	—	(6,327)
Purchase of equity investment in a private company	(1,438)	(3,000)
Net cash provided by (used in) investing activities	(32,075)	9,485

Cash flows from financing activities:
Principal payments on capital lease obligations	(284)	(279)
Proceeds from exercise of share awards	6,699	5,671
Excess tax benefit from share-based compensation	—	932
Net cash provided by financing activities	6,415	6,324

Net increase (decrease) in cash and cash equivalents	(15,150)	9,205
Cash and cash equivalents at beginning of period	63,164	117,054
Cash and cash equivalents at end of period	$48,014	$126,259